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                                                                    EXHIBIT 11-2

                  DTE ENERGY COMPANY AND SUBSIDIARY COMPANIES
                  PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
                                OF COMMON STOCK



                                                              Year Ended December 31
                                              -----------------------------------------------------
                                                    1995              1994              1993
                                              -----------------  ----------------  ----------------
                                                     (Thousands, except per share amounts)

PRIMARY:
 Net Income .................................  $405,914            $390,269           $491,066
 Weighted average number of common
  shares outstanding (a) ....................   144,940             146,152            147,031
 Earnings per share of Common Stock
  based on weighted average number
  of shares outstanding .....................     $2.80               $2.67              $3.34

FULLY DILUTED:
 Net Income .................................  $405,914            $390,269           $491,066
 Convertible Preferred Stock dividends ......       205                 314                340
                                               --------            --------           --------
                                               $406,119            $390,583           $491,406
                                               ========            ========           ========

 Weighted average number of common
  shares outstanding (a) ....................   144,940             146,152            147,031
 Conversion of convertible Preferred Stock ..       237                 324                351
                                               --------            --------           --------
                                                145,177             146,476            147,382
                                               ========            ========           ========

 Earnings per share of Common Stock
  assuming conversion of outstanding
  convertible Preferred Stock ...............     $2.80               $2.67              $3.33


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(a) Based on a daily average.